                                                                      Exhibit 10


                              EMPLOYMENT AGREEMENT


  THIS EMPLOYMENT AGREEMENT is made and entered into as of this 15th day of June, 1998, and effective as of June 1, 1998, by and between Allin Communications Corporation, a Delaware corporation ("Employer"), and Richard W. Talarico ("Employee"), a resident of Pennsylvania.


                                  WITNESSETH:
                                  ----------

  WHEREAS, Employer and Employee entered into that certain Employment Agreement as of August 1, 1996 (the "Prior Employment Agreement") pursuant to which Employee was employed as Chief Executive Officer of the Employer on the terms and conditions contained in the Prior Employment Agreement; and

  WHEREAS, Employer desires to continue to employ Employee as its Chief Executive Officer on a full-time basis and Employee is willing to continue to serve on a full-time basis but Employer and Employee desire to replace the Prior Employment Agreement with this Employment Agreement.

  NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and intending to be legally bound hereby, the parties agree as follows:

  Section 1  Employment.  Subject to the terms and conditions of this Agreement,
  ---------  ----------
Employer agrees to employ Employee as Chief Executive Officer of Employer, and Employee accepts such employment. Employee will diligently and faithfully and in conformity with the directions of the Board of Directors of Employer perform the duties of his employment hereunder, and he will devote his best efforts and attention on a full-time basis to the performance of said duties. Notwithstanding the foregoing, Employee may devote his time to various personal endeavors provided such activities and services do not materially interfere or conflict with the performance of his duties hereunder and provided further that such activities as are consistent with the Employee's past practices will not be deemed to materially interfere or conflict with the performance of his duties hereunder.

  Section 2.  Employment Period.  The term of Employee's employment hereunder
  ---------   -----------------
shall begin on May 15, 1998 and shall continue through May 15, 2001 unless sooner terminated in accordance with the terms of this Section 2 ("Employment Period"). The Employment Period shall terminate upon (i) Employee's death or, unless waived by Employer, his disability, either physical or mental (as determined by Employer's physician) which may reasonably be anticipated to render him unable, for a period of at least three (3) months, effectively to perform the obligations, duties and responsibilities of Employee's employment with Employer; or (ii) the termination of Employee's employment by the Board of Directors with cause (as hereinafter defined); or (iii) the passage of one hundred and eighty (180) days from the date of delivery by either party to the other of his or its election to terminate this Agreement. As used herein, "cause" shall mean (i) dishonest, fraudulent or illegal conduct; (ii) misappropriation of Employer funds; (iii) conviction of a felony; (iv) excessive use of alcohol; (v) use of controlled substances or other addictive behavior;
(vi) unethical business conduct; (vii) breach of any statutory or common law duty of loyalty to Employer; and (viii) action by Employee which is prejudicial or injurious to the business or goodwill of Employer or a material breach of this Agreement.

 Section 3.  Employment Compensation and Other Benefits.
 ---------   ------------------------------------------

             (a)  Salary.  For services performed by Employee during the
             ---  ------
Employment Period, Employer will pay to Employee a salary of One Hundred Seventy Five Thousand Dollars ($175,000) per annum, payable in equal semi-monthly installments of $7,291.76, prorated for any partial period of employment. At such time as Allin Communications achieves positive EBITDA for two

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consecutive quarters, Employee's salary will be increased to $225,000 per annum.
Future increases or decreases in salary during the term of this Agreement will be subject to Section 3(f).

             (b)  Benefits.  During the term of his employment hereunder,
             ---  --------
Employee will be entitled to the following:

                  (i) payment by Employer of the premiums for medical insurance coverage for himself and his family consistent with programs from time to time in effect for the employees of Employer;

                  (ii)  four weeks of paid vacation each year of employment; and

                  (iii) such other benefits as are available to other employees of Employer generally.

             (c)  Business Expenses.  Employer will reimburse Employee for
             ---  -----------------
reasonable out-of-pocket expenses incurred by him, in accordance with Employer's policies as in effect from time to time, for entertainment, travel, lodging and similar items in connection with the business of Employer, provided that Employee properly accounts for and promptly submits appropriate supporting documentation with respect to all such expenses.

             (d)  Discretionary Bonus.  During the Employment Period, the
             ---  -------------------
Employee shall have the opportunity to earn an annual bonus in accordance with a Company annual bonus program to be established by the Compensation Committee and approved by the Board of Directors of the Company. The payment of any annual bonus under any such program shall be contingent upon the achievement of certain corporate and/or individual performance goals established by the Board in its sole discretion and shall not exceed an amount equal to the Employee's base salary for years 1998 and 1999 and one and one half times base salary for calendar year 2000. In general, annual bonuses shall be based on goals which enhance shareholder value. One or more of the following may be established as acceptable performance goals: Company revenues, pre-tax income, earnings before income taxes, interest, depreciation and amortization, return on equity, total shareholder return, or other measures of corporate performance which would be in the best interests of the shareholders.

Further, for calendar year 1998, up to 50% of any bonus awarded under this Section (d) may be deferred at the option of the Board of Directors. Any deferred amount will be paid no later than May 15, 2001 and will accrue interest at 7% per annum, compounded monthly until paid. A discretionary bonus earned for a particular calendar year will be payable to the Employee only if the Employee is employed on the last day of the calendar year for which the bonus is earned unless (i) cessation of employment prior to year end is due to his death or disability or follows (for any reason) a Change in Control (as defined in subsection 3(e)) during that calendar year or (ii) agreed upon goals were already attained for that calendar year prior to cessation of his employment unless the Employee is terminated for "cause" (as defined in Section 2).

             (e)  Stock Option Plan.  Employee will be entitled to participate
             ---  -----------------
in Employer's 1996 and 1997 Stock Option Plans and any future plans established by Employer (the "Stock Option Plans"). Employee will be granted Incentive Stock Options for 100,000 shares upon signing of this Agreement. The Exercise Price will be the closing price of the Company's Common Stock on the effective date of the agreement. Employee will be entitled to Incentive Stock Options for 100,000 shares of the Employer's Common Stock on each of January 1, 1999 and January 1, 2000. The Exercise Price will be the closing price of the Company's Common Stock on the date of the award. If options are not then currently available under any Stock Option Plans, the Board of Directors will propose an alternative compensation arrangement to Employee for consideration. All Incentive Stock Options shall vest upon the earlier to occur of (a) May 15, 2001, and (b) the date on which (i) the termination of this Agreement without cause occurs, (ii) the Company sells all or substantially all of its assets, (iii) merges with another entity in a transaction in which the Company is not the surviving corporation, or (iv) any person (as that term is used in Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the shareholders of Allin Communications Corporation (as existing on the date hereof) becomes the

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Beneficial Owner (as that term is used in Section 13(d) of the Exchange Act)
directly or indirectly of 50% or more of the common stock of Employer (collectively, an event described in (ii) (iv) is referred to as a "Change in Control"). Notwithstanding the foregoing, vested options will be immediately forfeited, and will no longer be exercisable, upon the termination of the Employee for "cause," as defined in Section 2.

             (f)  Annual Merit Review.  Annually, on or before June 1 of each
             ---  -------------------
year Employer will conduct an annual review of Employee's performance under this Agreement and, if deemed appropriate, implement adjustments to this Section 3 for such year.

             (g)  Severance Pay.  If Employee's employment is terminated by
             ---  -------------
Employer, during the Employment Period, (a) without cause, or (b) contemporaneously with or within ninety (90) days prior to the occurrence of a Change in Control, Employee shall receive semi-monthly severance payments equal to the semi-monthly base salary payment which Employee was receiving immediately prior to the termination, until the later to occur of: i) the one-year anniversary of the date of termination or ii) the expiration of the term of this Agreement. For so long as Employee is entitled to receive severance payments, the Employer will continue, at its expense, coverage for the Employee (and his eligible dependents) under the Employer's group health plan. The period of time Employer continues Employee's coverage will not reduce the period of time Employee may continue coverage at his expense under COBRA.

          Section 4.  Conditions of Continued Employment.  As conditions of his
          ---------   ----------------------------------
continued employment, Employee covenants and agrees as follows:

             (a) that, during the Employment Period, he will devote his full time, services and attention and best efforts to the performance of his duties and to the promotion of the business and interests of Employer except as permitted in Section 1;

             (b)  that, during the Employment Period, and for a period of two
(2) years thereafter, he will not, without the prior written consent of the Board of Directors of Employer, directly or indirectly, as a stockholder (except as a stockholder owning beneficially or of record less than five percent (5%) of the outstanding shares of any class of stock of any issuer listed on a national securities exchange), or as an officer, director, manager, member, employee, partner, joint venturer, proprietor or otherwise, engage in, become interested in, consult with, lend to or borrow from, advise or negotiate for or on behalf of, any business which is of the type in which Employer or any affiliate or subsidiary of Employer engages during the Employment Period;

             (c) that, during the Employment Period, and for a period two (2) years thereafter, he will not solicit any customer of Employer or any customer of any affiliate of subsidiary of Employer, directly or indirectly, for the purpose of enticing such customers to do business with anyone other than Employer;

             (d)  that, during the Employment Period, and for a period of two
(2) years thereafter, he will not solicit (or employ or cause to be employed other than by Employer) other employees of Employer or any affiliate or subsidiary of Employer, directly or indirectly, for the purpose of enticing them to leave their employment with Employer or any affiliate or subsidiary of Employer;

             (e) that, during the Employment Period and for a period of two (2) years thereafter, he will make full and complete disclosure of the existence of this Agreement and the content of this Section 4 to all prospective employers with whom he may discuss possible employment;

             (f) that, he will refrain from directly or indirectly disclosing, making available or using or causing to be used in any manner whatsoever, any information of Employer of a proprietary or confidential nature (including without limitation, information regarding inventions, processes, formulas, systems, plans, programs, studies, techniques, "know-how," trade secrets, income or earnings, tax data, customer lists and contracts to which Employer is a party, but excluding any such information which may be in the public domain through proper means) and, upon termination of his

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employment, such information, to the extent that it has been reduced to writing
(including any and all copies thereof), together with all copies of all forms, documents and materials of every kind, whether confidential or otherwise, shall forthwith be returned to the Employer and shall not be retained by Employee or furnished to any third party, either by sample, facsimile or by verbal communication;

             (g) that, he will refrain from any disparagement, direct or indirect, through innuendo or otherwise, of Employer or any of its employees, agents, officers, directors, shareholders or affiliates;

             (h) that, during the Employment Period, he will not, without the prior written consent in each case of the Board of Directors of Employer: (i) participate actively in any other business interests or investments which would conflict with his responsibilities under this Agreement except as permitted in
Section 1, or (ii) borrow money from, or lend to, customers (except those commercial institutions whose business it is to lend money) or individuals or firms from which Employer or any affiliate or subsidiary of Employer buys services, materials, equipment or supplies, or with whom Employer or any affiliate or subsidiary does business;

             (i) that, during the Employment Period, he will not, without the prior written consent in each case of the Board of Directors of Employer (i) exchange goods, products or services of Employer in return for goods, products or services of any individual or firm or (ii) accept gifts or favors from any outside organization or agency which, individually or collectively, may cause undue influence in his selection of goods, products or services for Employer;

             (j) that, after the termination of his employment, he will not secure, or attempt to secure, from any employee or former employee of Employer or any affiliate or subsidiary of Employer, any information relating to Employer or any affiliate or subsidiary of Employer or their business operations; and

             (k) that he will promptly and voluntarily advise the Board of Directors of Employer of any activities which might result in a conflict of interest with his duties to Employer hereunder, and, further, will make such other and further disclosures as Employer may reasonably request from time to time.

          Employee represents and warrants to Employer that, notwithstanding the operation of the covenants contained in this Section 4, upon the termination of his employment hereunder, Employee will be able to obtain employment for the purpose of earning a livelihood.

          Section 5.  Injunctive Relief.  Because the services to be performed
          ---------   -----------------
by Employee hereunder are of a special, unique, unusual, confidential extraordinary and intellectual character which character renders such services unique and because Employee will acquire by reason of his employment and association with Employer an extensive knowledge of Employer's trade secrets, customers, procedures, and other confidential information, the parties hereto recognize and acknowledge that, in the event of a breach or threat of breach by Employee of any of the terms and provisions contained in Section 4 or Section 6 of this Agreement, monetary damages alone to Employer would not be an adequate remedy for a breach of any of such terms and provisions. Therefore, it is agreed that in the event of a beach or threat of a breach of any of the provisions of Section 4 or Section 6 of this Agreement by Employee, Employer shall be entitled to an immediate injunction from any court of competent jurisdiction restraining Employee, as well as any third parties including successor employers of Employee whose joinder may be necessary to effect full and complete relief, from committing or continuing to commit a breach of such provisions without the showing or proving of actual damages. Any preliminary injunction or restraining order shall continue in full force and effect until any and all disputes between the parties to such injunction or order regarding this Agreement have been finally resolved. Employee hereby agrees to pay all costs of suit incurred by Employer, including but not limited to reasonable attorneys' fees, in obtaining any such injunction or order. Employee hereby waives any right he may have to require Employer to post a bond or other security with respect to obtaining or continuing any such injunction or temporary restraining order and, further, hereby releases Employer, its officers, directors, employees and agents from and waives any claim for damages against them which he might have with respect to Employer obtaining in good faith any injunctions or restraining order pursuant to this Agreement.

          Section 6.  Absence of Restrictions.  Employee will promptly submit to
          ---------   -----------------------
Employer written disclosures of all inventions, improvements, discoveries, technological innovations and new ideas, relating to Employer's business, whether or not patentable (hereinafter called "Inventions"), which are directly or indirectly made, conceived, created or prepared by Employee, alone or jointly with others, during the Employment Period. Worldwide right, title and interest in and to the intellectual property rights (including but not limited to copyrights created in, patents to, or any other form of legal protection as may be obtained or obtainable in the United States of America or any foreign country), relating to all such Inventions that shall be within the existing or contemplated scope of Employer's business at the time such inventions are made or conceived or which result from or are suggested by any work Employee or others may do for or on behalf of Employer, shall belong to Employer. Employee will assign all right, title and interest in and to such intellectual property rights to Employer, and upon request of Employer, will at any time during the Employment Period and after termination of Employee's employment for any reason, execute all proper papers for use in applying for, obtaining, maintaining and enforcing such copyrights, patents or other legal protection as Employer may desire and will execute and deliver all proper assignments thereof, when so requested, without remuneration but at the expense of Employer.

          Section 7.  General.
          ---------   -------

            (a)  Interpretation.  If the provisions of subsections 4(b), 4(c)
            ---  --------------
or 4(d) of this Agreement should be held to be invalid, illegal or unenforceable by a court of competent jurisdiction because of time limitation or geographical area therein provided, such provisions shall nevertheless be effective and enforceable for such period of time and/or such geographical area as may be held to be reasonable by such court. Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable the remaining provisions of this Agreement, any such invalidity, illegality or unenforceability shall not, of itself, affect the validity, legality or enforceability of such provision in any other jurisdiction.

            (b)  Notices.  In any case where any notice or other communications
            ---  -------
is to be given or made pursuant to any provision of this Agreement, such notice or communication shall be deemed to be delivered when actually received on the date specified in the return receipt for a notice or communication mail by registered or certified mail, postage prepaid, addressed as follows:

            If to Employer:
            --------------

            Allin Communications Corporation
            400 Greentree Commons
            381 Mansfield Avenue
            Pittsburgh, PA 15220

            with copies to:

            Bryan D. Rosenberger, Esq.
            Eckert Seamans Cherin & Mellott
            600 Grant Street, 42nd Floor
            Pittsburgh, PA 15219

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

            If to Employee:
            --------------

            Richard W. Talarico
            1324 Bethel Green Drive
            Bethel Park, PA 15102

or such other address or addresses as any party may specify by notice to the other party given as herein provided.

             (c)  Headings.  The headings in this Agreement are inserted for
             ---  --------
convenience and identification and in no way describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

             (d)  No Presumption on Interpretation.  Nothing herein shall be
             ---  --------------------------------
construed more strongly against or more favorably toward either party by reason of either party having drafted this Agreement or any portion hereof.

             (e)  Binding Effect.  This Agreement shall be binding upon, and
             ---  --------------
inure to the benefit of, the parties hereto and their respective heirs, beneficiaries, executors, administrators, personal representatives, successors and permissible assigns.

             (f)  Integration.  This Agreement constitutes and contains the
             ---  -----------
entire Agreement and understanding between the parties with respect to the subject matter hereof and supersedes any all prior agreements (including the Prior Employment Agreement), understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

             (g)  Waivers: Modification.  This Agreement, or any provision
             ---  ---------------------
hereof, may be amended, supplemented or modified only by a writing signed by both parties and may be waived only by a writing signed by the party to be bound thereby. A written waiver of any provision shall be valid only in the instance for which given and shall not be deemed to be a continuing waiver or construed as a waiver of any other provisions.

             (h)  Governing Law.  This Agreement shall be construed in
             ---  -------------
accordance with and governed in all respects by the laws of the Commonwealth of Pennsylvania (without giving effect to the conflicts of laws provisions thereof).

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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.


                               ALLIN COMMUNICATIONS CORPORATION


                               /s/ Dean C. Praskach
                               ---------------------------------
                               By: Dean C. Praskach
                               Name Printed:  Dean C. Praskach
                               Title:  Vice President -- Finance


WITNESS:


/s/ Denise Smith               /s/ Richard W. Talarico
---------------------------    ---------------------------------
                               Richard W. Talarico

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